CONCAP EQUITIES, INC.
                                    Tower Two
                          2000 South Colorado Boulevard
                                 Suite 2 - 1000
                             Denver, Colorado 80222

                           To The limited partners of
                        Consolidated Capital Properties V

                                                              September 15, 2000

Dear Limited Partner:

            It is our pleasure to provide you with the enclosed Consent Solicitation Statement. The Statement contains information relating to an amendment to the Limited Partnership Agreement of Consolidated Capital Properties V that requires the consent of a majority of the limited partners of your partnership. In general, the amendment, if approved, would:

      o Eliminate the requirement for your partnership to maintain reserves equal to at least $1,759,565, which amount is equal to 5% of the limited partners capital contributions less distributions to limited partners from participating note payments and instead permit your general partner to determine reasonable reserve requirements of your partnership.

      o Provide your partnership with greater flexibility in making distributions to limited partners as the working capital reserve required by your partnership may be reduced.

            Concap Equities, Inc., the general partner of your partnership, believes that the amendment is in the best interests of limited partners and your partnership and recommends you vote "FOR" of the amendment. In addition, affiliates of your general partner own approximately 46.39% of the limited partnership interests in your partnership and have informed your general partner that they intend to vote "FOR" the amendment. Accordingly, limited partners holding an additional 3.62% need to vote FOR the amendment in order for it to pass.

            The enclosed Statement includes a complete discussion of the amendment. We urge you to read the enclosed Statement carefully and to return your signed Consent Form as quickly as possible. A postage-paid return envelope has been included for your convenience. Consent Forms must be received by October 16, 2000, unless extended.

            If you have any questions about the enclosed material, please call River Oaks Partnership Services, Inc. at (877) 393-4962.

                                            Very truly yours,

                                            CONCAP EQUITIES, INC.

                        CONSOLIDATED CAPITAL PROPERTIES V

                     STATEMENT FURNISHED IN CONNECITON WITH
                          THE SOLICITATION OF CONSENTS

                            Dated: September 15, 2000

            This Statement is furnished by Concap Equities, Inc., the general partner of Consolidated Capital Properties V, a California limited partnership, to solicit the consent of limited partners of your partnership to an amendment to the Limited Partnership Agreement of your partnership. The principal executive offices of your general partner and your partnership are located at Tower Two, 2000 South Colorado Boulevard, Suite 2 - 1000, Denver, Colorado 80222.

            The amendment, if adopted, would result in the amendment to your partnership agreement which, if approved, would:

      o Eliminate the restriction set forth in your partnership agreement for your partnership to maintain a reserve equal to 5% of the limited partners capital contributions less distributions to limited partners from participating note payments, which amount is currently $1,759,565 and instead permit your general partner to determine reasonable reserve requirements of your partnership.

      o Provide your partnership with greater flexibility in making distributions to limited partners as the working capital reserve required by your partnership may be reduced.

            Your general partner believes that adoption of the amendment is in the best interests of your partnership and the limited partners and recommends that you vote "FOR" in favor of the amendment.

                                    IMPORTANT

            Your consent is important. No matter how many units of limited partnership interest ("Units") in your partnership you own, your general partner recommends that you vote in favor of approving the amendment by checking the "FOR" box on the enclosed Consent Form. Affiliates of your general partner currently hold a total of 83,288.5 Units representing 46.39% of the total outstanding Units. Such affiliates have advised your general partner that they intend to vote FOR the amendment. Accordingly, limited partners holding an additional 3.62% need to vote FOR the amendment in order for it to pass.

            Your Consent Form should be returned promptly. Your completed and signed Consent Form must be received no later than October 16, 2000, unless such date is extended as hereinafter provided. A postage-paid return envelope has been included for your convenience. Any consent form that is not returned or that is signed and does not specifically approve or disapprove the amendment will effectively be treated as disapproving the amendment.

            River Oaks Partnership Services, Inc. is assisting your general partner with the solicitation and may be contacted at (877) 393-4962.

                                 THE AMENDMENT

            Your general partner is seeking the consent of the limited partners to eliminate the restriction set forth in your partnership agreement which requires that your partnership maintain a reserve of no less than 5% of the of the limited partners capital contributions less distributions to limited partners from participating note payments. At present, this amount is equal to $1,759,565. In order to effect this amendment, the consent of a majority in interest of the limited partners is required. Affiliates of your general partner currently hold a total of 83,288.5 Units representing 46.39% of the total outstanding Units. Such affiliates have advised your general partner that they intend to vote FOR the amendment. Further, any reserve requirements may be limited by the terms of the loans encumbering your partnership's properties from time to time.

Text of the Amendment

            Section 4.09 of your partnership agreement currently provides as follows:

                  "Section 4.09 Reserves. The Partnership shall maintain reasonable reserves for normal repairs, replacements, working capital and contingencies in an amount equal to at least five percent (5%) of Invested Capital. For purposes of this calculation only, Surplus Funds from the sale of Partnership properties shall be deducted from Capital Contributions in determining Invested Capital. In the event expenditures are made from these reserves, operating revenue shall be allocated to such reserves to the extent necessary to maintain the foregoing level. The General Partners in their sole discretion may from time to time maintain working capital reserves of a larger amount, if deemed necessary for Partnership business."

            Your general partner is seeking the consent of the limited partners to adopt an amendment to Section 4.09 so that it would read in its entirety as follows:

                  "Section 4.09 Reserves. The Partnership shall maintain reasonable reserves for normal working capital and contingencies in an amount determined from time to time by your general partner in it sole discretion."

Effects of Amendment if Adopted

            If the amendment is adopted, your general partner will have the discretion to maintain your partnership's reserves at such level as it deems advisable as compared to a fixed minimum amount. If adopted, your general partner intends to reduce the current reserve amount from $1,759,565 to an amount which it believes is warranted given the anticipated expenses of your partnership. The amount of any such reduction will be distributed to your partnership's partners (including, your general partner, to the extent provided in the partnership agreement, and to affiliates of your general partner who hold Units).

            Although your general partner has not completed its assessment of the final reserve amount that it believes your partnership should maintain, your general partner believes that the existing reserve amount is in excess of the reserve amount needed by your partnership. This determination was based on a preliminary review of past capital expenditures made at your partnership's properties, current operating budgets and projected capital improvements required to be made at your partnership's properties in near future.

            By eliminating the reserve amount requirement, your partnership will have greater flexibility when determining whether to make a distribution to its partners. However, if your partnership's properties require capital expenditures in excess of those currently anticipated and/or the revenue generated at your partnership's properties were to be significantly reduced, the ability of your partnership to make such additional capital expenditures as needed or to meet its debt service obligations would be adversely effected. The following table sets for the principal balance at June 30, 2000 of the mortgage loans encumbering your partnership's properties, the interest rate on such loans, the required monthly payments due on such loans and the maturity date of such loans and the principal amount due on such loans at maturity.

                   Principal                                         Principal
                   Balance at    Interest     Monthly    Maturity    Balance at
Property           6/30/00         Rate      Payments      Date      Maturity

Aspen Ridge        $5,750,000      7.33%      $35,000     11/2003    $5,750,000
Sutton Place       $2,700,935     9.125%      $23,000     10/2003    $2,581,000

            Further, your general partner has budgeted approximately $189,800 for capital improvements at your partnership's properties during 2000. As of June 30, 2000, your partnership has completed $110,000 of capital improvements at its properties. As a result of these risks, your general partner has determined to maintain a current reserve in an amount sufficient to satisfy anticipated capital expenditures and debt service for the near future.

Effects if Amendment is not Adopted

            If the amendment is not adopted, your partnership will continue to be subject to the reserve restrictions set forth in Section 4.09 of your partnership agreement. As a result, your partnership will be required to maintain a reserve equal to 5% of the of the limited partners capital contributions less distributions to limited partners from participating note payments. Furthermore, because your partnership will be required to maintain this reserve, your partnership's ability to make distributions to the limited partners will continue to be limited.

                   REQUIREMENTS FOR ADOPTION OF THE AMENDMENTS

            Article XVII of your partnership agreement provides that the limited partners, by vote of more than 50% of the outstanding Units, shall have the right to amend your partnership agreement. Article XIV of your partnership agreement provides that your general partner may seek the consent of limited partners to any amendment to your partnership agreement requiring the vote of limited partners. Your general partner hereby solicits the consent of limited partners to amend your partnership agreement in accordance with the terms of the amendment set forth above under "THE AMENDMENT-Text of the Amendment".

            Limited partners at the close of business on September 1, 2000 (the "Record Date") will be entitled to one vote for each Unit then held. On the Record Date, there were 179,537.2 Units outstanding held by 2,856 limited partners, including 83,288.5 Units (46.39% of the outstanding Units) owned by affiliates of your general partner.

            The amendment will be approved at such time as limited partners holding a majority of the outstanding Units shall have consented to the amendment but in no event prior to September 30, 2000. A limited partner must vote all of the Units held by him in the same way. He cannot vote separate Units held by him in your partnership in differing ways. A signed Consent Form which is returned without a vote will be deemed a "FOR" vote.

            Each limited partner is requested to complete and execute the enclosed Consent Form in accordance with the instructions contained therein and to return the Consent Form in the enclosed, self-addressed, postage pre-paid envelope as soon as possible, but in no event later than October 16, 2000. Such date may be extended from time to time in the sole discretion of your general partner until November 13, 2000.

            A Consent Form may only be revoked by delivery to your partnership of a later-dated Consent Form in the form enclosed or a dated and executed revocation that specifically refers to the Consent Form to be revoked. To be effective, such revocation must be received by your partnership prior to the time that signed unrevoked Consent Forms voting in favor of the amendment and representing a majority of the Units outstanding have been delivered to your general partners.

            The amendment will apply prospectively from and after the date it becomes effective. All limited partners will be bound by the amendment, if it becomes effective, whether or not they vote in favor of the amendment.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

            The following table sets forth certain information regarding Units owned by each person who is known by your partnership to own beneficially or exercise voting or dispositive control over more than 5% of the Units, by Concap Equities, Inc., the managing general partner of your partnership, and by all directors and executive officers of your general partners as a group as of June 30, 2000.

-------------------------------------------------------------------------------------------------
           Name and address of                 Amount and nature of
            Beneficial Owner                     Beneficial Owner               % of Class
-------------------------------------------------------------------------------------------------
      AIMCO Properties, L.P. (1)(2)                  25,337.7                     14.11%
-------------------------------------------------------------------------------------------------
   Cooper River Properties LLC (1)(2)                11,175.0                      6.22%
-------------------------------------------------------------------------------------------------
    Insignia Properties, L.P. (1)(2)                  2,980.0                      1.66%
-------------------------------------------------------------------------------------------------
   Madison River Properties LLC (1)(2)               43,795.8                     24.39%
-------------------------------------------------------------------------------------------------
      Concap Equities, Inc. (1)(2)                       --                         --
-------------------------------------------------------------------------------------------------
 All directors and executive officers as                 --                         --
         a group (five persons)
-------------------------------------------------------------------------------------------------

(1) The business address for AIMCO Properties, L.P. is Tower Two, 2000 South Colorado Boulevard, Suite 2 - 1000, Denver, Colorado 80222. The business address for each of Cooper River Properties LLC, Insignia Properties, L.P., Madison River Properties LLC and Concap Equities, Inc. is 55 Beattie Place, Greenville, South Carolina 29602.

(2) Based upon information supplied to your partnership by AIMCO Properties, L.P., Cooper River Properties LLC, Insignia Properties, L.P., Madison River Properties LLC and Concap Equities, Inc.

      Your partnership is a limited partnership and has no officers or directors. AIMCO Properties, L.P. is an affiliate of your general partners. AIMCO Properties, L.P. has advised your partnership that they intend to vote their Units (see chart above) in favor of the amendment.

                                  MISCELLANEOUS

      The cost of mailing, assembling and mailing the enclosed form of Consent, this Statement and other materials that may be sent to limited partners in connection with this solicitation shall be borne by your partnership. It is estimated that total expenditures relating to the solicitation made hereby, including legal fees, filing fees with the Securities and Exchange Commission, printing and mailing fees and proxy solicitation fees, will be approximately $10,000. Certain directors, officers and employees of your general partner may solicit the execution and return of Consents by mail, telephone, telegraph and personal interview. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. In addition, your partnership has retained the services of River Oaks Partnership Services, Inc. (the "Information Agent"), an outside solicitation firm, to aid in the solicitation of Consents for an aggregate fee of $3,000 (which amount is included in the above estimate) plus out-of-pocket expenses.

      For additional information, please contact the Information Agent at (877) 393-4962.

                                    By Order of the Board of Directors of Concap
                                    Equities, Inc., your general partner of your partnership


                                    Joel F. Bonder, Executive Vice President and Secretary

                        CONSOLIDATED CAPITAL PROPERTIES V

                                     CONSENT

            The undersigned, a holder of units (the "Units") of limited partnership in Consolidated Capital Properties V, a California limited partnership (the "Partnership"), does hereby vote, with respect to all Units in the Partnership owned by the undersigned as follows:

                 |_| FOR           |_| AGAINST         |_| ABSTAIN

            Approval of the amendment to the Agreement of Limited Partnership of the Partnership as more particularly described in the accompanying Statement Furnished in Connection with the Solicitation of Consents dated September 15, 2000, receipt of which is hereby acknowledged by the undersigned, authorizing amendments to the Partnership Agreement to remove the minimum reserve requirement as currently set forth in the Partnership Agreement.

THIS CONSENT IS SOLICITED BY CONSOLIDATED CAPITAL PROPERTIES V. WHEN THIS CONSENT IS PROPERLY EXECUTED, THE UNITS REPRESENTATED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE ON THIS CARD, THIS CONSENT WILL BE VOTED FOR THE AMENDMENT.

                                             Dated: ______________________, 2000

                                             ___________________________________
                                                          Signature

                                             ___________________________________
                                                 Signature (if held jointly)

                                             ___________________________________
                                                            Title

                                    Please sign exactly as name appears here on.
                                    When Units are held by joint tenants, both should sign. When signing as an attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in name by President or other authorized officer. If a partner-ship, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS CONSENT PROMPTLY USING THE ENCLOSED PRE-PAID ENVELOPE TO: River Oaks Partnership Services, Inc., P.O. Box 2065, S. Hackensack, New Jersey, 07606-2065. If you have any questions, please call the Information Agent at (877) 393-4962.

                YOUR CONSENT MUST BE RECEIVED BY OCTOBER 16, 2000